As filed with the Securities and Exchange Commission on March 11, 2011

Registration No. 333-170535

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

under

the Securities Act of 1933

AVEO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	04-3581650
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

75 Sidney Street

Cambridge, Massachusetts 02139

(617) 299-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tuan Ha-Ngoc

Chief Executive Officer

AVEO Pharmaceuticals, Inc.

75 Sidney Street

Cambridge, Massachusetts 02139

(617) 299-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph D. Vittiglio, Esq. Vice President, Corporate Counsel AVEO Pharmaceuticals, Inc. 75 Sidney Street Cambridge, Massachusetts 02139 (617) 299-5000	Steven D. Singer, Esq. Cynthia T. Mazareas, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(C), MAY DETERMINE.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-170535) (the “Registration Statement”) of AVEO Pharmaceuticals, Inc. (the “Company”) is being filed (i) pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission (the “SEC”) on November 23, 2010, to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 that was filed with the SEC on March 11, 2011 and (ii) to update certain other information in the Registration Statement.

In addition, this Post-Effective Amendment No. 1 is being filed to include information from the Company’s following Current Reports on Form 8-K (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto): Current Report on Form 8-K filed December 1, 2010; Current Report on Form 8-K filed January 10, 2011; Current Report on Form 8-K filed February 16, 2011 and Current Report on Form 8-K filed February 22, 2011.

The information included in this filing updates and supplements this Registration Statement and the prospectus contained therein. No changes other than those set forth below under the headings “Incorporation by Reference of Certain Documents” and “Experts” have been made to the prospectus contained in the Registration Statement (which prospectus continues to form a part of this Registration Statement) and, accordingly, the remainder of the prospectus has not been reprinted in this filing. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the post-effective amendment to the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)

File No. 333-170535

PROSPECTUS SUPPLEMENT (Subject to Completion)

ISSUED MARCH 11, 2011

4,500,000 Shares

COMMON STOCK

We are supplementing the prospectus included in the Registration Statement on Form S-1 dated November 10, 2010, which was declared effective by the SEC on November 23, 2010. The prospectus relates to the resale of 4,500,000 shares of common stock previously issued by AVEO Pharmaceuticals, Inc. to certain accredited investors in connection with a private placement completed on November 3, 2010.

The selling stockholders identified in the prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 38 of the prospectus. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 35 of the prospectus.

We will not receive any of the proceeds from the sale of these shares by the selling stockholders.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments and supplements thereto.

Our common stock is traded on the NASDAQ Global Market under the symbol “AVEO.” On March 10, 2011, the closing sale price of our common stock on the NASDAQ Global Market was $14.54 per share. You are urged to obtain current market quotations for the common stock.

Recent Developments

We have incorporated by reference into this prospectus supplement the Annual Report on Form 10-K of AVEO Pharmaceuticals, Inc. for the fiscal year ended December 31, 2010 and the following Current Reports on Form 8-K (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto) filed with the SEC: Current Report on Form 8-K filed December 1, 2010; Current Report on Form 8-K filed January 10, 2011; Current Report on Form 8-K filed February 16, 2011 and Current Report on Form 8-K filed February 22, 2011. We are also updating certain information set forth below under the heading “Experts.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is                         , 2011.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. We are incorporating by reference into this prospectus supplement the documents listed below (except for the information furnished under Items 2.02 or 7.01 of a Current Report on Form 8-K and the exhibits furnished thereto):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 that we filed with the SEC on March 11, 2011; and

•	Our Current Reports on Form 8-K that we filed with the SEC on December 1, 2010, January 10, 2011, February 16, 2011 and February 22, 2011.

You may request a copy of these documents, orally or in writing, which will be provided to you at no cost, by contacting:

AVEO Pharmaceuticals, Inc.

75 Sidney Street

Cambridge, Massachusetts 02139

Attention: Investor Relations

Telephone: (617) 299-5000

Email: mallaire@aveopharma.com

We post on our public website (http://www.aveopharma.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

You can find, copy and inspect information we file at the SEC’s public reference room, which is located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. You can also review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and the prospectus (and any amendments or supplements thereto) or information to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus supplement and the prospectus (and any amendments or supplements thereto).

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in the prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us. Except for the SEC registration fee, all amounts are estimates.

Amount
Securities and Exchange Commission Registration Fee	$5,083

Accountants’ Fees and Expenses	$80,000
Legal Fees and Expenses	$400,000
Miscellaneous	$164,917

Total Expenses	$650,000

ITEM 14.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Our certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless and only to the extent that a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification for such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we don’t assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

We maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities in their capacity as members of our board of directors.

The underwriting agreement we entered into in connection with the initial public offering of our common stock provides that the underwriters will indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

ITEM 15.	Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of common stock, preferred stock and warrants issued by us within the past three years that were not registered under the Securities Act. Also included is the consideration, if any, received by us for such shares and warrants and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

(a) Issuances of Capital Stock

(1) On March 18, 2009 and July 16, 2009, we sold an aggregate of 11,250,000 shares of our series E convertible preferred stock at a price per share of $4.00 to accredited investors, for an aggregate purchase price of $45,000,000.

(2) On March 18, 2008, we sold an aggregate of 125,000 shares of our common stock to an accredited investor affiliated with a director at a price per share of $0.004, for an aggregate purchase price of $500.

(3) From January 1, 2008 through March 17, 2010, we issued an aggregate of 149,849 shares of our common stock at prices ranging from $0.48 to $12.24 per share to certain of our employees, consultants and directors pursuant to the exercise of stock options under our 2002 stock plan for an aggregate purchase price of $340,524.

(4) On November 3, 2010, we sold an aggregate of 4,500,000 shares of our common stock at a price per share of $13.50 in a private placement to accredited investors for an aggregate purchase price of $60,075,000.

(b) Warrant Issuances

(1) On May 15, 2008, we issued warrants to accredited investors, in connection with debt financings completed with such accredited investors, to purchase up to an aggregate of 189,000 shares of our series D convertible preferred stock, each at an exercise price of $2.50 per share.

(2) On June 2, 2010, we issued warrants to accredited investors, in connection with debt financings completed with such accredited investors, to purchase up to an aggregate of 156,641 shares of our common stock, each at an exercise price of $7.98 per share.

No underwriters were involved in the foregoing issuances of securities. The securities described in paragraphs (a)(1) through (4) of this Item 15 were issued to accredited investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act, and, in certain cases, in reliance on Regulation D promulgated thereunder, relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. The securities described in paragraph (a)(3) of this Item 15 were issued pursuant to written compensatory plans or arrangements with our employees, directors and consultants in reliance on the exemption provided by Rule 701 promulgated under Section 3(b) of the Securities Act, or pursuant to Section 4(2) under the Securities Act, relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. The securities described in paragraphs (b)(1) and (2) of this Item 15 were issued to accredited investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act, relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required.

All of the purchasers of shares of our convertible preferred stock described above, the purchaser of shares of our common stock affiliated with a director described above, the purchasers of shares of our common stock in connection with the private placement described above and the parties to which warrants were issued described above represented to us in connection with their respective acquisitions described above that they were accredited investors and that they were acquiring the applicable securities for investment and not distribution and to the effect that they could bear the risks of the investment. Such parties received written disclosures that the applicable securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration.

All of the foregoing securities are deemed restricted securities for purposes of the Securities Act. The certificates representing the issued shares of capital stock and the warrants described in this Item 15 included appropriate legends setting forth that the applicable securities have not been registered and the applicable restrictions on transfer.

ITEM 16.	Exhibits and Financial Statement Schedules.

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

ITEM 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 11th day of March, 2011.

AVEO PHARMACEUTICALS, INC.

By:	/s/ TUAN HA-NGOC
Tuan Ha-Ngoc Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ TUAN HA-NGOC Tuan Ha-Ngoc	Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2011

/s/ DAVID JOHNSTON David Johnston	Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2011

* Kenneth M. Bate	Director	March 11, 2011

* Douglas G. Cole	Director	March 11, 2011

* Ronald A. DePinho	Director	March 11, 2011

* Anthony B. Evnin	Director	March 11, 2011

* Nicholas Galakatos	Director	March 11, 2011

*By:	/s/ TUAN HA-NGOC
Tuan Ha-Ngoc Attorney-in-fact

Signature	Title	Date

* Russell Hirsch	Director	March 11, 2011

* Raju Kucherlapati	Director	March 11, 2011

* Kenneth E. Weg	Director	March 11, 2011

* Robert C. Young	Director	March 11, 2011

Exhibit Index

Exhibit Number	Description of Exhibit	Incorporated by Reference				Filed Herewith
		Form	File Number	Date of Filing	Exhibit Number

	Articles of Incorporation and Bylaws

3.1	Restated Certificate of Incorporation of the Registrant	8-K	001-34655	03/18/2010	3.1

3.2	Second Amended and Restated Bylaws of the Registrant	S-1/A	333-163778	02/08/2010	3.5

	Instruments Defining the Rights of Security Holders, Including Indentures

4.1	Specimen Stock Certificate evidencing the shares of common stock	S-1/A	333-163778	03/09/2010	4.1

	Opinion re Legality

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP	S-1	333-170535	11/10/2010	5.1

	Material Contracts—Management Contracts and Compensatory Plans

10.1	2002 Stock Incentive Plan, as amended	S-1/A	333-163778	02/23/2010	10.1

10.2	Form of Incentive Stock Option Agreement under 2002 Stock Incentive Plan	S-1	333-163778	12/16/2009	10.2

10.3	Form of Nonstatutory Stock Option Agreement under 2002 Stock Incentive Plan	S-1	333-163778	12/16/2009	10.3

10.4	Form of Restricted Stock Agreement under 2002 Stock Incentive Plan	S-1	333-163778	12/16/2009	10.4

10.5	2010 Stock Incentive Plan	S-1/A	333-163778	02/23/2010	10.5

10.6	Form of Incentive Stock Option Agreement under 2010 Stock Incentive Plan	S-1/A	333-163778	02/08/2010	10.6

10.7	Form of Nonqualified Stock Option Agreement under 2010 Stock Incentive Plan	S-1/A	333-163778	02/08/2010	10.7

10.8	Form of Restricted Stock Agreement under 2010 Stock Incentive Plan	10-K	001-34655	03/11/2011	10.8

10.9	Key Employee Change in Control Severance Benefits Plan	S-1	333-163778	12/16/2009	10.8

10.10	Amended and Restated Employment Agreement, dated as of December 19, 2008, by and between the Registrant and Tuan Ha-Ngoc	S-1	333-163778	12/16/2009	10.9

10.11	Severance and Change in Control Agreement, dated as of December 11, 2009, by and between the Registrant and Tuan Ha-Ngoc	S-1	333-163778	12/16/2009	10.10

10.12	Severance and Change in Control Agreement, dated as of December 11, 2009, by and between the Registrant and Elan Z. Ezickson	S-1	333-163778	12/16/2009	10.11

10.13	Severance and Change in Control Agreement, dated as of December 11, 2009, by and between the Registrant and Jeno Gyuris	S-1	333-163778	12/16/2009	10.12

Exhibit Number	Description of Exhibit	Incorporated by Reference				Filed Herewith
		Form	File Number	Date of Filing	Exhibit Number

10.14	Severance and Change in Control Agreement, dated as of December 11, 2009, by and between the Registrant and David B. Johnston	S-1	333-163778	12/16/2009	10.13

10.15	Severance and Change in Control Agreement, dated as of December 11, 2009, by and between the Registrant and William Slichenmyer	S-1	333-163778	12/16/2009	10.14

10.16	2010 Employee Stock Purchase Plan, as amended	S-1/A	333-163778	02/23/2010	10.17

10.17	Severance Agreement, dated September 13, 2010, by and between the Registrant and Michael Bailey	10-Q	001-34655	11/05/2010	10.1

10.18	Consulting Agreement, executed November 4, 2010 and effective as of January 1, 2010, by and between the Registrant and Ronald DePinho	10-Q	001-34655	11/05/2010	10.2

10.19	Consultation and Scientific Advisory Board Agreement, effective as of January 1, 2010, by and between the Registrant and Lynda Chin	10-K	001-34655	03/11/2011	10.19

	Material Contracts—Financing Agreements

10.20	Loan and Security Agreement dated May 28, 2010 by and among the Registrant, Hercules Technology II, L.P. and Hercules Technology III, L.P.	8-K	001-34655	06/04/2010	10.1

	Material Contracts—Leases

10.21	Sublease, dated as of July 2004, by and between the Registrant and Millennium Pharmaceuticals, Inc.	S-1	333-163778	12/16/2009	10.19

10.22	Sublease, dated as of September 2, 2008, by and between the Registrant and Alkermes, Inc.	S-1	333-163778	12/16/2009	10.20

	Material Contracts—License and Strategic Partnership Agreements

10.23†	Exclusive License Agreement, dated as of March 19, 2002, by and between the Registrant and Dana-Farber Cancer Institute, Inc., as amended on January 1, 2003 and July 22, 2003	S-1	333-163778	12/16/2009	10.21

10.24†	License Agreement, dated as of December 21, 2006, by and between the Registrant and Kirin Brewery Co. Ltd.	S-1	333-163778	12/16/2009	10.22

10.25†	First Amended and Restated License and Research Collaboration Agreement, dated as of April 13, 2005, by and between the Registrant and Merck & Co., Inc.	S-1/A	333-163778	03/09/2010	10.24

Exhibit Number	Description of Exhibit	Incorporated by Reference				Filed Herewith
		Form	File Number	Date of Filing	Exhibit Number

10.26†	License and Research Collaboration Agreement, dated as of August 30, 2005, by and between the Registrant and Merck & Co., Inc., as amended by Letter Amendment, dated March 5, 2007, as amended by Amendment No. 1, dated August 12, 2007	S-1	333-163778	12/16/2009	10.24

10.27†	Research, Development and License Agreement, dated as of March 23, 2007, by and between the Registrant and Schering Corporation, acting through its Schering-Plough Research Institute division	S-1	333-163778	12/16/2009	10.25

10.28†	Option and License Agreement, dated as of March 18, 2009, by and between the Registrant and Biogen Idec International GmbH	S-1	333-163778	12/16/2009	10.26

10.29†	Amended and Restated Collaboration and License Agreement, dated as of July 16, 2009, by and between the Registrant and OSI Pharmaceuticals, Inc., as amended by the First Amendment, dated as of February 23, 2010	S-1/A 10-Q	001-34655 001-34655	03/09/2010 08/06/2010	10.28 10.1

10.30†	Collaboration and License Agreement, dated February 16, 2011, by and among the Registrant, AVEO Pharma Limited, Astellas Pharma Inc., Astellas US LLC and Astellas Pharma Europe Limited	10-K	001-34655	03/11/2011	10.30

	Material Contracts—Miscellaneous

10.31	Securities Purchase Agreement, among the Registrant and the Purchasers thereto, dated October 28, 2010	8-K	001-34655	11/3/2010	10.1

10.32	Registration Rights Agreement, between the Registrant and the Holders thereto, dated October 28, 2010	8-K	001-34655	11/3/2010	10.2

10.33	Registration Rights Agreement dated June 23, 2010 by and among the Registrant, Hercules Technology II, L.P. and Hercules Technology III, L.P.	8-K	001-34655	06/29/10	10.1

10.34	Warrant dated as of June 2, 2010 issued by the Registrant to Hercules Technology II, L.P.	8-K	001-34655	06/04/10	10.2

10.35	Warrant dated as of June 2, 2010 issued by the Registrant to Hercules Technology III, L.P.	8-K	001-34655	06/04/10	10.3

Exhibit Number	Description of Exhibit	Incorporated by Reference				Filed Herewith
		Form	File Number	Date of Filing	Exhibit Number

10.36	Fourth Amended and Restated Investor Rights Agreement dated March 18, 2009 by and among the Registrant and the Purchasers named therein	S-1	333-163778	12/16/2009	10.28

10.37	Warrant Agreement to Purchase Shares of Preferred Stock, issued to Hercules Technology Growth Capital, Inc., March 29, 2006	S-1	333-163778	12/16/2009	10.30

10.38	Warrant Agreement to Purchase Shares of Stock, issued to Hercules Technology Growth Capital, Inc., May 15, 2008	S-1	333-163778	12/16/2009	10.31

10.39	Warrant Agreement to Purchase Shares of Stock, issued to Comerica Bank, May 15, 2008 (assigned to Comerica Ventures Incorporated)	S-1	333-163778	12/16/2009	10.32

	Additional Exhibits

21.1	Subsidiaries of the Registrant	10-K	001-34655	03/11/2011	21.1

23.1	Consent of Ernst & Young LLP					X

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)	S-1	333-170535	11/10/2010	23.2

24.1	Power of Attorney (included on signature page)	S-1	333-170535	11/10/2010	24.1

†	Confidential treatment has been requested as to certain portions, which portions have been omitted and separately filed with the Securities and Exchange Commission.